Exhibit 5.1

[PATTON BOGGS LLP LETTERHEAD]

April 8, 2010

Board of Directors
First Community Bancshares, Inc.
P.O. Box 989
Bluefield, Virginia 24605-0989

Re: Registration Statement on Form S-3

Dear Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by First Community Bancshares, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an unspecified amount of securities of the Company for $200,000,000, consisting of (i) shares of common stock, $1.00 par value per share (the “Common Stock”), (ii) shares of preferred stock (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), which may be issued in one or more series under one or more indentures or supplemental indentures (the “Indentures”), (iv) warrants (the “Warrants”) and (v) units (“Units”), and such indeterminate amount of Debt Securities and number of shares of Common Stock or Preferred Stock as may be issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock, Warrants or Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities”.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement, and all exhibits thereto;

(ii) the Articles of Incorporation, as amended, of the Company, as presently in effect;

(iii) the Bylaws of the Company, as presently in effect; and

(iv) the authorization given by the Company's Board of Directors (the “Board”) at a meeting duly held on April 8, 2010 relating to the authorization for the Registration Statement, the issuance and sale of the Securities and other related matters.

April 8, 2010

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act (and will remain effective at the time of issuance of any Securities thereunder); (e) a prospectus supplement will have been timely filed with the Commission describing the Securities offered thereby; (f) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (g) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (h) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (i) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance.  We also have assumed that the execution and delivery by the Company of, and the performance of its obligations under, the Securities will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its subsidiaries is subject; (ii) any law, rule or regulation to which the Company or any of its subsidiaries is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that:

1.           With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the Offered Common Shares are offered or sold by the Company), (iv) the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the organizational documents of the Company, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (v) certificates in the form required under the laws of the State of Nevada representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Units registered on the Registration Statement), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

April 8, 2010

2.           With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, terms and sale of the Offered Preferred Shares, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the Offered Preferred Shares are offered or sold by the Company), (iv) a Certificate of Designation conforming to the laws of the State of Nevada regarding such series of Preferred Stock has been filed with, and accepted for record by, the Secretary of State of the State of Nevada, (v) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the terms of the particular series as established by the Board, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vi) certificates in the form required under the laws of the State of Nevada representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares (including any shares of Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Units), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

April 8, 2010

3.           With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indentures, including any supplemental indentures, have been qualified under the Trust Indenture Act of 1939, as amended, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters (and such action is in full force and effect at all times at which the Offered Debt Securities are offered or sold by the Company), (iv) the Indentures and any supplemental indenture in respect of such Offered Debt Securities have been duly authorized, executed and delivered by each party thereto, (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indentures and reflected in appropriate documentation and, if applicable, executed and delivered by each party thereto, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vi) the Offered Debt Securities have been issued in a form that complies with, and have been duly executed and authenticated in accordance with, the provisions of the Indentures and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Units), when issued and sold in accordance with the Indentures, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.           With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Warrants, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the Offered Warrants are offered or sold by the Company), (iv) the warrant agreement with respect to the Offered Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the Warrant Agreement, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vi) the Offered Warrants have been duly executed and delivered against payment therefore, pursuant to the Warrant Agreement, the Offered Warrants will have been duly authorized, and such Offered Warrants will be validly issued, fully paid and nonassessable.

April 8, 2010

5.           With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Units, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the Offered Units are offered or sold by the Company), (iv) the unit agreement with respect to the Offered Units (the “Unit Agreement”) has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the issuance and sale of the Offered Units have been duly established in conformity with such Unit Agreement, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vi) the Offered Units have been duly executed and delivered against payment therefore, pursuant to the Unit Agreement, the Offered Units will have been duly authorized, and such Offered Units will be validly issued, fully paid and nonassessable.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that (a) the other party under the applicable Indenture for any Offered Debt Securities, Warrant Agreement for any of the Offered Warrants and Unit Agreement for any of the Offered Unit, in the case of an entity, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) such other party is duly qualified to engage in the activities contemplated by such Indenture, Warrant Agreement,  Unit Agreement, or other agreement, as applicable; (c) such Indenture, Warrant Agreement, Unit Agreement or other agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; (d) such other party is in compliance with respect to performance of its obligations under such Indenture, Warrant Agreement, Unit Agreement or other agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Indenture, Warrant Agreement, Unit Agreement or other agreement, as applicable.

April 8, 2010

The opinion letter which we render herein is limited to those matters governed by the laws of the States of Nevada and New York as of the date hereof.  Our opinions expressed herein are as of the date hereof, and we assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to compliance with the “blue sky” laws of any jurisdiction and the opinions set forth herein are qualified in that respect.  We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated in the numbered paragraphs above.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and any supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely,

/s/ PATTON BOGGS LLP

Patton Boggs LLP